News Release
EXHIBIT 99.1
SM ENERGY REPORTS SECOND QUARTER 2024 RESULTS AND
ANNOUNCES ACQUISITION OF ADDITIONAL UINTA BASIN ASSETS;
HIGHLIGHTS EXCELLENT OPERATIONAL EXECUTION, SIGNIFICANT PORTFOLIO EXPANSION AND INCREASED RETURN OF CAPITAL

DENVER, CO August 7, 2024 - SM Energy Company (the “Company”) (NYSE: SM) today reported operating and financial results for the second quarter 2024, provided certain full year and third quarter 2024 guidance, and announced that the Company has exercised its option to acquire assets located adjacent to its recently announced XCL Acquisition.
Excellent operational execution supported strong second quarter results including:
•Net production was 14.4 MMBoe, or 158.5 MBoe/d, at 46% oil or 72.7 MBbls/d, which exceeded guidance. Higher than expected oil production and total production were driven largely by better than expected performance from Midland Basin wells and higher than expected oil content from new South Texas wells.
•Return of capital to stockholders during the quarter totaled $71.9 million through the repurchase of 1,058,956 shares of common stock and payment of the Company’s $0.18 per share quarterly dividend on May 3, 2024. In June 2024, the Board approved an 11% increase in the Company’s fixed quarterly dividend policy, from $0.18 to $0.20 per share, expected to commence in the fourth quarter 2024, and reloaded the Company’s existing stock repurchase program to $500 million, following repurchases totaling $369.1 million in shares through the second quarter, and extended the program through December 31, 2027.
•Net income was $210.3 million, or $1.82 per diluted common share, Adjusted net income(1) was $1.85 per diluted common share, net cash provided by operating activities was $476.4 million and Adjusted EBITDAX(1) was $485.9 million, all of which benefited from strong oil production and higher than expected oil and NGL prices.
•Net cash provided by operating activities of $476.4 million before net change in working capital of $(50.2) million totaled $426.2 million(1) and capital expenditures of $322.7 million adjusted for a change in capital expenditure accruals of $5.1 million were $327.8 million.(1) Capital expenditures include approximately $12.0 million for an opportunistic bulk pre-purchase of pipe that was not considered in guidance.
•Adjusted free cash flow(1) was $98.4 million, up 45% from the first quarter 2024.
Agreements to acquire assets totaling $2.1 billion expand the Company’s top-tier portfolio of low breakeven assets, add approximately 63,300 net acres and 465 net locations, and are expected to be accretive on all key financial metrics:
•On August 5, 2024, the Company exercised its option to acquire 80% of certain additional assets adjacent to the XCL Resources, LLC asset acquisition in the core of the Uinta Basin for approximately $70.0 million (together with the XCL Acquisition, the “Uinta Basin Acquisitions”). The assets include, net to the Company’s 80% interest, approximately 26,100 net acres, approximately 1 MBoe per day production (based on September 2024 projection) that is 75% oil, and an estimated 75 net drilling locations (normalized to 10,000 feet).
•As previously announced, the Company executed and delivered a Purchase and Sale Agreement to acquire an 80% undivided interest in the oil and gas assets of XCL Resources, LLC, and affiliated entities (the “XCL Acquisition”). The assets include, net to the Company’s 80% interest, 37,200 net acres in the Uinta Basin, 43 MBoe/d net production (based on September 2024 projection) that is 88% oil, 107 MMBoe preliminary estimated net proved reserves and an estimated 390 net drilling locations (normalized to 10,000 feet). The transaction has a May 1, 2024, effective date and is expected to close on October 1, 2024. There can be no assurance that this transaction will close on time or at all.
•In addition, the Company confirmed that two initial Woodford-Barnett wells at Sweetie Peck were successfully brought on-line during the second quarter. These wells, together with offset operator wells, indicate more than 20,000 net acres at Sweetie Peck that are prospective for Woodford-Barnett development (inclusive of the previously announced acreage additions to the west).
•Subsequent to quarter-end, the Company issued and sold $750.0 million aggregate principal amount of 6.750% senior notes due 2029 and $750.0 million aggregate principal amount of 7.000% senior notes due 2032. The Company intends to use the net proceeds from the notes offering, together with cash on hand and borrowings under its Credit Agreement, to fund the Uinta Basin Acquisitions, redeem all of its outstanding 5.625% Notes due in 2025, and to pay related fees and expenses.
•On July 25, 2024, the Company issued a notice of redemption to the holders of the 2025 Senior Notes, notifying such holders that the Company intends to redeem the $349.1 million aggregate principal amount outstanding of its 2025 Senior Notes on August 26, 2024.
President and Chief Executive Officer Herb Vogel comments: “Successful operational execution once again this quarter tops off a great first half of 2024. Second quarter results were driven by strong performance from both core areas. In the Midland Basin, well performance exceeded expectations, while in South Texas performance from recent, fully bounded wells is expected to deliver payout in approximately six months. In addition, preliminary results from two Woodford-Barnett test wells in the Sweetie Peck area look very strong.
“We are excited to significantly expand our top-tier portfolio through the acquisition of assets in the core of the Uinta Basin. The scale of the combined acquisitions, adding approximately 63,300 net acres and 465 net locations, positions the Company for substantial growth in oil rich production and Adjusted free cash flow(1) plus extends the inventory runway. Purchased for less than a three-times Adjusted EBITDAX multiple,(1) the acquisitions offer value creation opportunity and support the increased return of capital program.”
SECOND QUARTER 2024 RESULTS

NET PRODUCTION BY OPERATING AREA
Second Quarter 2024
	Midland Basin	South Texas	Total
Oil (MBbl / MBbl/d)	4,671 / 51.3	1,946 / 21.4	6,617 / 72.7
Natural Gas (MMcf / MMcf/d)	15,438 / 169.7	16,772 / 184.3	32,211 / 354.0
NGLs (MBbl / MBbl/d)	5 / -	2,432 / 26.7	2,437 / 26.8
Total (MBoe / MBoe/d)	7,249 / 79.7	7,173 / 78.8	14,422 / 158.5
Note: Totals may not calculate due to rounding.

•Second quarter net production volumes were 14.4 MMBoe (158.5 MBoe/d) and were 46% oil (72.7 MBbl/d). Volumes were 50% from the Midland Basin and 50% from South Texas.
•Second quarter net production exceeded expectations due to strong performance from Midland Basin wells and higher than expected oil content from new South Texas wells.

REALIZED PRICES BY OPERATING AREA
	Second Quarter 2024
	Midland Basin	South Texas	Total (Pre/Post-hedge)(1)
Oil ($/Bbl)	$81.10	$79.01	$80.48 / $80.31
Natural Gas ($/Mcf)	$1.48	$1.33	$1.40 / $1.95
NGLs ($/Bbl)	nm	$22.85	$22.86 / $22.86
Per Boe	$55.43	$32.29	$43.92 / $45.07
Note: Totals may not calculate due to rounding.
•Second quarter average realized price before the effect of hedges was $43.92 per Boe, and average realized price after the effect of hedges was $45.07 per Boe.(1)
•Second quarter benchmark pricing included NYMEX WTI at $80.57/Bbl, NYMEX Henry Hub natural gas at $1.89/MMBtu and OPIS Composite NGLs at $27.96/Bbl.
•The effect of commodity net derivative settlements for the second quarter was a gain of $1.15 per Boe, or $16.5 million.
For additional operating metrics and regional detail, please see the Financial Highlights section below and the accompanying slide deck.
NET INCOME, NET INCOME PER SHARE AND NET CASH PROVIDED BY OPERATING ACTIVITIES
Second quarter 2024 net income was $210.3 million, or $1.82 per diluted common share, compared with net income of $149.9 million, or $1.25 per diluted common share, for the same period in 2023. The primary drivers of increased net income were higher production volumes and realized prices per Boe combined with lower LOE and transportation costs per Boe. On a per share basis, the Company’s stock repurchase program contributed to a 4.4 million decrease in the weighted-average diluted share count from June 30, 2023 to June 30, 2024, further boosting EPS. For the first six months of 2024, net income was $341.5 million, or $2.94 per diluted common share, compared with net income of $348.4 million, or $2.88 per diluted common share, for the same period in 2023.
Second quarter 2024 net cash provided by operating activities of $476.4 million before net change in working capital of $(50.2) million totaled $426.2 million(1) compared with net cash provided by operating activities of $383.3 million before net change in working capital of $(21.8) million that totaled $361.5 million(1) for the same period in 2023. The $64.7 million, or 18%, increase in the current year period is primarily due to the higher revenue and lower costs described above. For the first six months of 2024, net cash provided by operating activities of $752.4 million before net change in working capital of $47.5 million totaled $799.9 million(1) compared with net cash provided by operating activities of $714.9 million before net change in working capital of $4.4 million that totaled $719.3 million(1) for the same period in 2023.
ADJUSTED EBITDAX,(1) ADJUSTED NET INCOME,(1) AND NET DEBT-TO-ADJUSTED EBITDAX(1)

Second quarter 2024 Adjusted EBITDAX(1) was $485.9 million, up $95.7 million, or 25%, from $390.2 million for the same period in 2023. For the first six months of 2024, Adjusted EBITDAX(1) was $895.0 million, up $103.4 million, or 13%, from $791.6 million for the same period in 2023.
Second quarter 2024 Adjusted net income(1) was $214.4 million, or $1.85 per diluted common share, compared with an Adjusted net income(1) of $153.8 million, or $1.28 per diluted common share, for the same period in 2023. For the first six months of 2024, Adjusted net income(1) was $378.5 million, or $3.26 per diluted common share, compared with an Adjusted net income(1) of $316.0 million, or $2.61 per diluted common share, for the same period in 2023.
At June 30, 2024, Net debt-to-Adjusted EBITDAX(1) was 0.6 times.
CAPITAL EXPENDITURES(1)
Second quarter 2024 capital expenditures of $322.7 million adjusted for a change in capital expenditure accruals of $5.1 million totaled $327.8 million.(1) Capital expenditures included approximately $12.0 million related to a bulk pre-purchase of pipe that was not considered in guidance. Capital activity during the quarter included drilling 31 net wells, of which 10 were in South Texas and 21 were in the Midland Basin, and adding 36 net flowing completions, of which 10 were in South Texas and 26 were in the Midland Basin.
For the first six months of 2024, capital expenditures of $655.0 million adjusted for change in capital accruals of $(21.5) million totaled $633.6 million.(1) Capital activity during the first six months included drilling 60 net wells, of which 22 were in South Texas and 38 were in the Midland Basin, and adding 63 net flowing completions, of which 26 were in South Texas and 37 were in the Midland Basin.
ADJUSTED FREE CASH FLOW(1)
Second quarter 2024 cash flow from operations before net change in working capital totaled $426.2 million,(1) and capital expenditures before changes in accruals totaled $327.8 million,(1) delivering Adjusted free cash flow of $98.4 million.(1)
RETURN OF CAPITAL TO STOCKHOLDERS
Return of capital to stockholders during the quarter totaled $71.9 million through the repurchase of 1,058,956 shares of common stock and payment of the Company’s $0.18 per share quarterly dividend on May 3, 2024. Since announcing the return of capital program in September 2022, the Company has repurchased approximately 10.1 million shares, or 8% of shares then outstanding, and returned $500.7 million to stockholders, inclusive of dividends and common stock repurchases.
In June 2024, the Board approved an 11% increase in the Company’s fixed quarterly dividend policy, from $0.18 to $0.20 per share, expected to commence in the fourth quarter 2024, and re-authorized the Company’s existing stock repurchase program, re-loading the authorized amount to $500 million through December 31, 2027.
FINANCIAL POSITION AND LIQUIDITY
On June 30, 2024, the outstanding principal amount of the Company’s long-term debt was $1.59 billion, with zero drawn on the Company’s senior secured revolving credit facility, and cash and cash equivalents were $487.9 million. Net debt(1) was $1.10 billion. The cash balance does not include restricted cash of $102.0 million that is held in escrow as a performance deposit in connection with the XCL Acquisition.
Subsequent to quarter-end, the Company issued and sold $750.0 million aggregate principal amount of 6.750% senior notes due 2029, and $750.0 million aggregate principal amount of 7.000% senior notes due 2032. The Company intends to use the net proceeds from the notes offering, together with cash on hand and borrowings under its Credit Agreement, to fund the Uinta Basin Acquisitions, redeem all of its outstanding 5.625% Notes due in 2025, and pay related fees and expenses. The notes were issued at par, and the 2029 notes have a mandatory redemption provision should the pending XCL Acquisition not close on or before July 1, 2025.
COMMODITY DERIVATIVES
As of July 31, 2024, commodity derivative positions for the third through fourth quarters of 2024 include:
SWAPS AND COLLARS:
•Oil: Approximately 5,830 MBbls, or 40-45% of expected 3Q-4Q 2024 net oil production before consideration of the Uinta Basin Acquisitions, is hedged to benchmark prices at an average price of $70.77/Bbl (weighted-average of collar floors and swaps) to $79.93/Bbl (weighted-average of collar ceilings and swaps), excluding basis swaps.
•Natural gas: Approximately 16,430 BBtu, or 20-25% of expected 3Q-4Q 2024 net natural gas production before consideration of the Uinta Basin Acquisitions, is hedged to benchmark prices at an average price of $3.40/MMBtu (weighted-average of collar floors and swaps, excluding basis swaps).
BASIS SWAPS:
•Oil, Midland Basin differential: Approximately 2,470 MBbls of expected 3Q-4Q 2024 net Midland Basin oil production are hedged to the local price point at a positive weighted-average price of $1.21/Bbl.
•Gas, WAHA differential: Approximately 10,580 BBtu of expected 3Q-4Q 2024 net Midland Basin natural gas production are hedged to WAHA at a weighted-average price of ($0.86)/MMBtu.
•Gas, HSC differential: Approximately 9,180 BBtu of expected 3Q-4Q 2024 net South Texas natural gas production are hedged to HSC at a weighted-average price of ($0.35)/MMBtu.
A detailed schedule of these and additional derivative positions are provided in the 2Q24 accompanying slide deck.
2024 OPERATING PLAN AND GUIDANCE
The Company is unable to provide a reconciliation of forward-looking non-GAAP capital expenditures because components of the calculation are inherently unpredictable, such as changes to, and timing of, capital accruals. The inability to project certain components of the calculation would significantly affect the accuracy of a reconciliation.
UPDATED GUIDANCE FULL YEAR 2024:
Presented before consideration of Uinta Basin Acquisitions.
•Full year guidance for net production is unchanged at 57-60 MMBoe, or 156-164 MBoe/d.
•Oil production, as a percent of total production, is increased from 44% to 45%, or an average of 70-74 MBbls/d.
•Full year guidance for capital expenditures (net of the change in capital accruals),(1) excluding acquisitions, is unchanged at $1.14-$1.18 billion. The Company has increased the number of net wells drilled and completed in 2024 to approximately 123 and 125, respectively.
•Other expense line items remain unchanged.

Preliminary assumptions for consolidation of Uinta Basin assets for the fourth quarter only.
•Uinta Basin assets expected to add production volumes after close of 44 MBoe/d at 87% oil.
•Capital expenditures related to Uinta Basin assets are expected to add between $100-120 million.
GUIDANCE THIRD QUARTER 2024:
Presented without consideration of Uinta Basin Acquisitions, where expected closing is after quarter-end.
•Capital expenditures (net of the change in capital accruals),(1) excluding acquisitions: are expected to range between $300-$310 million. In the third quarter of 2024, the Company expects to drill approximately 33 net wells, of which 14 are planned for South Texas and 19 are planned for the Midland Basin, and turn-in-line approximately 39 net wells, of which 22 are planned for South Texas and 17 are planned for the Midland Basin. The increased third quarter completion activity in South Texas is expected to contribute to higher volumes and a slight reduction in the oil percentage in the fourth quarter.
•Production volumes are expected to range between 15.0-15.4 MMBoe, or 163-167 MBoe/d, up 0.8 MMBoe sequentially at the mid-point. Oil volumes are expected to be 45-46% of total volumes.
UPCOMING EVENTS
EARNINGS Q&A WEBCAST AND CONFERENCE CALL
August 8, 2024 – Please join SM Energy management at 8:00 a.m. Mountain time/10:00 a.m. Eastern time for the second quarter 2024 financial and operating results Q&A session. This discussion will be accessible via:
•Webcast (available live and for replay) - on the Company’s website at sm-energy.com/investors (replay accessible approximately 1 hour after the live call); or
•Telephone - join the live conference call by registering at https://event.choruscall.com/mediaframe/webcast.html?webcastid=38NmS5EP. Dial-in for domestic toll free/International is 800-715-9871 / +1 646-307-1963 (Conference ID: 4602950 or Company Name required for entry).
CONFERENCE PARTICIPATION
September 4, 2024 - Barclays 38th Annual CEO Energy-Power Conference. Chief Financial Officer Wade Pursell will present at 6:35 a.m. Mountain time/8:35 a.m. Eastern time and will also meet with investors in one-on-one settings. The event will be webcast, accessible from the Company’s website, and available for replay for a limited period. The Company will post an investor presentation to its website the morning of the event.
DISCLOSURES
FORWARD LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of securities laws. The words “anticipate,” “deliver,” “demonstrate,” “establish,” “estimate,” “expects,” “goal,” “generate,” “indicate,” “maintain,” “objectives,” “optimize,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this release include, among other things: the timing of payment of the increased dividend; certain matters related to the Uinta Basin Acquisitions, including break-even prices, accretion to certain financial metrics, the number of acres to be acquired, the percentage of oil associated with the assets, the number of drilling locations, projections for production and proved reserves, the number of acres and prospectivity for future Woodford-Barnett development, the timing to payout of certain recently-drilled South Texas wells, and timing and projections for future leverage ratio metrics; projections for the full year and third quarter 2024, including guidance for capital expenditures, production, the number of wells expected to be drilled and completed in total and in each of our operating areas, and the percent of future production to be hedged. These statements involve known and unknown risks, which may cause SM Energy's actual results to differ materially from results expressed or implied by the forward-looking statements. Future results may be impacted by the risks discussed in the Risk Factors section of SM Energy's most recent Annual Report on Form 10-K and Exhibit 99.2 to our Current Report on Form 8-K filed on July 18, 2024, and such risk factors may be updated from time to time in the Company's other periodic reports filed with the Securities and Exchange Commission. The forward-looking statements contained herein speak as of the date of this release. Although SM Energy may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so, except as required by securities laws.
FOOTNOTE 1
Indicates a non-GAAP measure or metric. Please refer below to the section “Definitions of non-GAAP Measures and Metrics as Calculated by the Company” in Financials Highlights for additional information.
ABOUT THE COMPANY
SM Energy Company is an independent energy company currently engaged in the acquisition, exploration, development, and production of oil, gas, and NGLs in the state of Texas. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm-energy.com.
SM ENERGY INVESTOR CONTACTS
Jennifer Martin Samuels, jsamuels@sm-energy.com, 303-864-2507

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2024

Condensed Consolidated Balance Sheets
(in thousands, except share data)	June 30,	December 31,
ASSETS	2024	2023
Current assets:
Cash and cash equivalents	$487,869	$616,164
Accounts receivable	239,095	231,165
Derivative assets	27,208	56,442
Prepaid expenses and other	20,056	12,668
Total current assets	774,228	916,439
Property and equipment (successful efforts method):
Proved oil and gas properties	12,164,196	11,477,358
Accumulated depletion, depreciation, and amortization	(7,171,277)	(6,830,253)
Unproved oil and gas properties, net of valuation allowance of $34,123 and $35,362, respectively	286,312	335,620
Wells in progress	336,900	358,080
Other property and equipment, net of accumulated depreciation of $61,547 and $59,669, respectively	45,402	35,615
Total property and equipment, net	5,661,533	5,376,420
Noncurrent assets:
Acquisition deposit held in escrow	102,000	—
Derivative assets	7,878	8,672
Other noncurrent assets	111,372	78,454
Total noncurrent assets	221,250	87,126
Total assets	$6,657,011	$6,379,985
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$563,764	$611,598
Derivative liabilities	20,552	6,789
Other current liabilities	17,469	15,425
Total current liabilities	601,785	633,812
Noncurrent liabilities:
Revolving credit facility	—	—
Senior Notes, net	1,576,896	1,575,334
Asset retirement obligations	124,499	118,774
Net deferred tax liabilities	440,815	369,903
Derivative liabilities	3,305	1,273
Other noncurrent liabilities	65,771	65,039
Total noncurrent liabilities	2,211,286	2,130,323
Stockholders’ equity:
Common stock, $0.01 par value - authorized: 200,000,000 shares; issued and outstanding: 114,068,885 and 115,745,393 shares, respectively	1,141	1,157
Additional paid-in capital	1,492,859	1,565,021
Retained earnings	2,352,532	2,052,279
Accumulated other comprehensive loss	(2,592)	(2,607)
Total stockholders’ equity	3,843,940	3,615,850
Total liabilities and stockholders’ equity	$6,657,011	$6,379,985

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2024

Condensed Consolidated Statements of Operations
(in thousands, except per share data)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Operating revenues and other income:
Oil, gas, and NGL production revenue	$633,451	$546,555	$1,193,047	$1,117,333
Other operating income	1,104	4,199	1,378	6,926
Total operating revenues and other income	634,555	550,754	1,194,425	1,124,259
Operating expenses:
Oil, gas, and NGL production expense	136,622	145,588	273,997	287,936
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	179,651	157,832	345,839	312,021
Exploration (1)	17,094	14,960	35,675	33,388
General and administrative (1)	31,112	27,500	61,290	55,169
Net derivative (gain) loss (2)	(12,118)	(11,674)	16,027	(63,003)
Other operating expense, net	2,814	7,197	3,822	17,350
Total operating expenses	355,175	341,403	736,650	642,861
Income from operations	279,380	209,351	457,775	481,398
Interest expense	(21,807)	(22,148)	(43,680)	(44,607)
Interest income	6,333	4,994	13,103	9,696
Other non-operating expense	(23)	(231)	(47)	(463)
Income before income taxes	263,883	191,966	427,151	446,024
Income tax expense	(53,590)	(42,092)	(85,659)	(97,598)
Net income	$210,293	$149,874	$341,492	$348,426

Basic weighted-average common shares outstanding	114,634	119,408	115,138	120,533
Diluted weighted-average common shares outstanding	115,715	120,074	116,092	121,175
Basic net income per common share	$1.83	$1.26	$2.97	$2.89
Diluted net income per common share	$1.82	$1.25	$2.94	$2.88
Net dividends declared per common share	$0.18	$0.15	$0.36	$0.30

(1) Non-cash stock-based compensation included in:
Exploration expense	$1,188	$896	$2,313	$1,847
General and administrative expense	4,600	3,267	8,493	6,634
Total non-cash stock-based compensation	$5,788	$4,163	$10,806	$8,481

(2) The net derivative (gain) loss line item consists of the following:
Net derivative settlement gain	$(16,523)	$(15,636)	$(29,797)	$(20,712)
Net (gain) loss on fair value changes	4,405	3,962	45,824	(42,291)
Total net derivative (gain) loss	$(12,118)	$(11,674)	$16,027	$(63,003)

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2024

Condensed Consolidated Statements of Stockholders' Equity
(in thousands, except share data and dividends per share)

			Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
	Common Stock
	Shares	Amount
Balances, December 31, 2023	115,745,393	$1,157	$1,565,021	$2,052,279	$(2,607)	$3,615,850
Net income	—	—	—	131,199	—	131,199
Other comprehensive income	—	—	—	—	8	8
Net cash dividends declared, $0.18 per share	—	—	—	(20,707)	—	(20,707)
Issuance of common stock upon vesting of RSUs, net of shares used for tax withholdings	1,147	—	(22)	—	—	(22)
Stock-based compensation expense	1,839	—	5,018	—	—	5,018
Purchase of shares under Stock Repurchase Program	(712,235)	(7)	(33,088)	—	—	(33,095)
Balances, March 31, 2024	115,036,144	$1,150	$1,536,929	$2,162,771	$(2,599)	$3,698,251
Net income	—	—	—	210,293	—	210,293
Other comprehensive income	—	—	—	—	7	7
Net cash dividends declared, $0.18 per share	—	—	—	(20,532)	—	(20,532)
Issuance of common stock under Employee Stock Purchase Plan	56,006	1	1,843	—	—	1,844
Stock-based compensation expense	35,691	1	5,787	—	—	5,788
Purchase of shares under Stock Repurchase Program	(1,058,956)	(11)	(51,700)	—	—	(51,711)
Balances, June 30, 2024	114,068,885	$1,141	$1,492,859	$2,352,532	$(2,592)	$3,843,940

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2024

Condensed Consolidated Statements of Stockholders' Equity (Continued)
(in thousands, except share data and dividends per share)

			Additional Paid-in Capital		Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
	Common Stock			Retained Earnings
	Shares	Amount
Balances, December 31, 2022	121,931,676	$1,219	$1,779,703	$1,308,558	$(4,022)	$3,085,458
Net income	—	—	—	198,552	—	198,552
Other comprehensive income	—	—	—	—	13	13
Net cash dividends declared, $0.15 per share	—	—	—	(18,078)	—	(18,078)
Stock-based compensation expense	—	—	4,318	—	—	4,318
Purchase of shares under Stock Repurchase Program	(1,413,758)	(14)	(40,454)	—	—	(40,468)
Balances, March 31, 2023	120,517,918	$1,205	$1,743,567	$1,489,032	$(4,009)	$3,229,795
Net income	—	—	—	149,874	—	149,874
Other comprehensive income	—	—	—	—	13	13
Net cash dividends declared, $0.15 per share	—	—	—	(17,704)	—	(17,704)
Issuance of common stock under Employee Stock Purchase Plan	68,210	1	1,815	—	—	1,816
Issuance of common stock upon vesting of RSUs, net of shares used for tax withholdings	774	—	(7)	—	—	(7)
Stock-based compensation expense	56,872	1	4,162	—	—	4,163
Purchase of shares under Stock Repurchase Program	(2,550,706)	(26)	(69,457)	—	—	(69,483)
Other	19,037	—	—	—	—	—
Balances, June 30, 2023	118,112,105	$1,181	$1,680,080	$1,621,202	$(3,996)	$3,298,467

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2024

Condensed Consolidated Statements of Cash Flows
(in thousands)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Cash flows from operating activities:
Net income	$210,293	$149,874	$341,492	$348,426
Adjustments to reconcile net income to net cash provided by operating activities:
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	179,651	157,832	345,839	312,021
Stock-based compensation expense	5,788	4,163	10,806	8,481
Net derivative (gain) loss	(12,118)	(11,674)	16,027	(63,003)
Net derivative settlement gain	16,523	15,636	29,797	20,712
Amortization of deferred financing costs	1,372	1,372	2,743	2,743
Deferred income taxes	43,516	44,278	70,907	94,246
Other, net	(18,858)	(10)	(17,756)	(4,305)
Net change in working capital	50,215	21,780	(47,473)	(4,436)
Net cash provided by operating activities	476,382	383,251	752,382	714,885

Cash flows from investing activities:
Capital expenditures	(322,684)	(309,334)	(655,049)	(550,046)
Acquisition of proved and unproved oil and gas properties	5	(88,834)	2	(88,834)
Other, net	—	350	80	657
Net cash used in investing activities	(322,679)	(397,818)	(654,967)	(638,223)

Cash flows from financing activities:
Repurchase of common stock	(51,223)	(68,795)	(83,991)	(108,863)
Dividends paid	(20,707)	(18,077)	(41,541)	(36,367)
Net proceeds from sale of common stock	1,844	1,815	1,844	1,815
Net share settlement from issuance of stock awards	—	(7)	(22)	(7)
Net cash used in financing activities	(70,086)	(85,064)	(123,710)	(143,422)

Net change in cash, cash equivalents, and restricted cash	83,617	(99,631)	(26,295)	(66,760)
Cash, cash equivalents, and restricted cash at beginning of period	506,252	477,869	616,164	444,998
Cash, cash equivalents, and restricted cash at end of period	$589,869	$378,238	$589,869	$378,238

Supplemental schedule of additional cash flow information:
Operating activities:
Cash paid for interest, net of capitalized interest	$(8,573)	$(8,798)	$(41,559)	$(42,680)
Net cash paid for income taxes	$(10,721)	$(6,087)	$(7,429)	$(6,137)
Investing activities:
Changes in capital expenditure accruals	$5,078	$(42,653)	$(21,491)	$24,220

Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$487,869	$378,238	$487,869	$378,238
Restricted cash (1)	102,000	—	102,000	—
Cash, cash equivalents, and restricted cash at end of period	$589,869	$378,238	$589,869	$378,238
____________________________________________

(1)    Represents a deposit held in a third-party escrow account related to the XCL Resources Acquisition and is included in the acquisition deposit held in escrow line item on the unaudited condensed consolidated balance sheets as of June 30, 2024. Please reference Note - 11 Acquisitions in Part I, Item II the Company’s Form 10-Q as of June 30, 2024 for additional discussion regarding the XCL Resources Acquisition.
DEFINITIONS OF NON-GAAP MEASURES AND METRICS AS CALCULATED BY THE COMPANY
To supplement the presentation of its financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides certain non-GAAP measures and metrics, which are used by management and the investment community to assess the Company’s financial condition, results of operations, and cash flows, as well as compare performance from period to period and across the Company’s peer group. The Company believes these measures and metrics are widely used by the investment community, including investors, research analysts and others, to evaluate and compare recurring financial results among upstream oil and gas companies in making investment decisions or recommendations. These measures and metrics, as presented, may have differing calculations among companies and investment professionals and may not be directly comparable to the same measures and metrics provided by others. A non-GAAP measure should not be considered in isolation or as a substitute for the most directly comparable GAAP measure or any other measure of a company’s financial or operating performance presented in accordance with GAAP. Reconciliations of the Company’s non-GAAP measures to the most directly comparable GAAP measure is presented below. These measures may not be comparable to similarly titled measures of other companies.
Adjusted EBITDAX: Adjusted EBITDAX is calculated as net income before interest expense, interest income, income taxes, depletion, depreciation, amortization and asset retirement obligation liability accretion expense, exploration expense, property abandonment and impairment expense, non-cash stock-based compensation expense, derivative gains and losses net of settlements, gains and losses on divestitures, gains and losses on extinguishment of debt, and certain other items. Adjusted EBITDAX excludes certain items that the Company believes affect the comparability of operating results and can exclude items that are generally non-recurring in nature or whose timing and/or amount cannot be reasonably estimated. Adjusted EBITDAX is a non-GAAP measure that the Company believes provides useful additional information to investors and analysts, as a performance measure, for analysis of the Company’s ability to internally generate funds for exploration, development, acquisitions, and to service debt. The Company is also subject to financial covenants under the Company’s Credit Agreement, a material source of liquidity for the Company, based on Adjusted EBITDAX ratios. Please reference the Company’s second quarter 2024 Form 10-Q and the most recent Annual Report on Form 10-K for discussion of the Credit Agreement and its covenants.
Adjusted free cash flow: Adjusted free cash flow is calculated as net cash provided by operating activities before net change in working capital less capital expenditures before changes in accruals. The Company uses this measure as representative of the cash from operations, in excess of capital expenditures that provides liquidity to fund discretionary obligations such as debt reduction, returning cash to stockholders or expanding the business.
Adjusted net income and Adjusted net income per diluted common share: Adjusted net income and Adjusted net income per diluted common share excludes certain items that the Company believes affect the comparability of operating results, including items that are generally non-recurring in nature or whose timing and/or amount cannot be reasonably estimated. These items include non-cash and other adjustments, such as derivative gains and losses net of settlements, impairments, net (gain) loss on divestiture activity, gains and losses on extinguishment of debt, and accruals for non-recurring matters. The Company uses these measures to evaluate the comparability of the Company's ongoing operational results and trends and believes these measures provide useful information to investors for analysis of the Company's fundamental business on a recurring basis.
Net debt: Net debt is calculated as the total principal amount of outstanding senior notes plus amounts drawn on the revolving credit facility less cash and cash equivalents (also referred to as total funded debt). The Company uses net debt as a measure of financial position and believes this measure provides useful additional information to investors to evaluate the Company's capital structure and financial leverage.
Net debt-to-Adjusted EBITDAX: Net debt-to-Adjusted EBITDAX is calculated as Net Debt (defined above) divided by Adjusted EBITDAX (defined above) for the trailing twelve-month period (also referred to as “leverage ratio” or “Adjusted EBITDAX multiple”). A variation of this calculation is a financial covenant under the Company’s Credit Agreement. The Company and the investment community may use this metric in understanding the Company’s ability to service its debt and identify trends in its leverage position. The Company reconciles the two non-GAAP measure components of this calculation.
Post-hedge: Post-hedge is calculated as the average realized price after the effects of commodity net derivative settlements. The Company believes this metric is useful to management and the investment community to understand the effects of commodity net derivative settlements on average realized price.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2024

Production Data
	For the Three Months Ended			Percent Change Between		For the Six Months Ended		Percent Change Between Periods
	June 30,	March 31,	June 30,	2Q24 & 1Q24	2Q24 & 2Q23	June 30,	June 30,
	2024	2024	2023			2024	2023
Realized sales price (before the effect of net derivative settlements):
Oil (per Bbl)	$80.48	$76.09	$72.12	6%	12%	$78.43	$73.19	7%
Gas (per Mcf)	$1.40	$2.18	$2.07	(36)%	(32)%	$1.78	$2.48	(28)%
NGLs (per Bbl)	$22.86	$22.94	$20.83	—%	10%	$22.90	$23.29	(2)%
Equivalent (per Boe)	$43.92	$42.39	$38.89	4%	13%	$43.19	$41.03	5%
Realized sales price (including the effect of net derivative settlements):
Oil (per Bbl)	$80.31	$76.52	$72.04	5%	11%	$78.54	$72.61	8%
Gas (per Mcf)	$1.95	$2.57	$2.50	(24)%	(22)%	$2.26	$2.87	(21)%
NGLs (per Bbl)	$22.86	$22.28	$21.44	3%	7%	$22.58	$23.62	(4)%
Equivalent (per Boe)	$45.07	$43.40	$40.00	4%	13%	$44.27	$41.79	6%
Net production volumes: (1)
Oil (MMBbl)	6.6	5.8	5.9	14%	13%	12.4	11.5	8%
Gas (Bcf)	32.2	31.1	33.7	3%	(4)%	63.4	65.9	(4)%
NGLs (MMBbl)	2.4	2.2	2.6	10%	(5)%	4.7	4.7	(1)%
Equivalent (MMBoe)	14.4	13.2	14.1	9%	3%	27.6	27.2	1%
Average net daily production: (1)
Oil (MBbl per day)	72.7	63.7	64.5	14%	13%	68.2	63.7	7%
Gas (MMcf per day)	354.0	342.3	370.4	3%	(4)%	348.1	364.3	(4)%
NGLs (MBbl per day)	26.8	24.4	28.2	10%	(5)%	25.6	26.0	(2)%
Equivalent (MBoe per day)	158.5	145.1	154.4	9%	3%	151.8	150.5	1%
Per Boe data:
Lease operating expense	$4.82	$5.54	$4.98	(13)%	(3)%	$5.16	$5.07	2%
Transportation costs	$1.94	$2.07	$2.89	(6)%	(33)%	$2.00	$2.85	(30)%
Production taxes	$1.89	$1.90	$1.66	(1)%	14%	$1.90	$1.84	3%
Ad valorem tax expense	$0.82	$0.89	$0.83	(8)%	(1)%	$0.86	$0.82	5%
General and administrative (2)	$2.16	$2.29	$1.96	(6)%	10%	$2.22	$2.03	9%
Net derivative settlement gain	$1.15	$1.01	$1.11	14%	4%	$1.08	$0.76	42%
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	$12.46	$12.59	$11.23	(1)%	11%	$12.52	$11.46	9%

(1) Amounts and percentage changes may not calculate due to rounding.
(2) Includes non-cash stock-based compensation expense per Boe of $0.32, $0.29, and $0.23 for the three months ended June 30, 2024, March 31, 2024, and June 30, 2023, respectively, and $0.31 and $0.24 for the six months ended June 30, 2024, and 2023, respectively.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2024

Adjusted EBITDAX Reconciliation (1)
(in thousands)

Reconciliation of net income (GAAP) and net cash provided by operating activities (GAAP) to Adjusted EBITDAX (non-GAAP):	For the Three Months Ended June 30,		For the Six Months Ended June 30,		For the Trailing Twelve Months Ended June 30,
	2024	2023	2024	2023	2024
Net income (GAAP)	$210,293	$149,874	$341,492	$348,426	$810,946
Interest expense	21,807	22,148	43,680	44,607	90,703
Interest income	(6,333)	(4,994)	(13,103)	(9,696)	(23,261)
Income tax expense	53,590	42,092	85,659	97,598	84,383
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	179,651	157,832	345,839	312,021	724,299
Exploration (2)	15,906	14,064	33,362	31,541	57,154
Stock-based compensation expense	5,788	4,163	10,806	8,481	22,575
Net derivative (gain) loss	(12,118)	(11,674)	16,027	(63,003)	10,876
Net derivative settlement gain	16,523	15,636	29,797	20,712	36,006
Other, net	823	1,079	1,420	927	1,990
Adjusted EBITDAX (non-GAAP)	$485,930	$390,220	$894,979	$791,614	$1,815,671
Interest expense	(21,807)	(22,148)	(43,680)	(44,607)	(90,703)
Interest income	6,333	4,994	13,103	9,696	23,261
Income tax expense	(53,590)	(42,092)	(85,659)	(97,598)	(84,383)
Exploration (2)(3)	(14,897)	(14,473)	(24,436)	(22,654)	(48,249)
Amortization of deferred financing costs	1,372	1,372	2,743	2,743	5,486
Deferred income taxes	43,516	44,278	70,907	94,246	64,917
Other, net	(20,690)	(680)	(28,102)	(14,119)	(26,521)
Net change in working capital	50,215	21,780	(47,473)	(4,436)	(47,588)
Net cash provided by operating activities (GAAP)	$476,382	$383,251	$752,382	$714,885	$1,611,891

(1) See "Definitions of non-GAAP Measures and Metrics as Calculated by the Company" above.
(2) Stock-based compensation expense is a component of the exploration expense and general and administrative expense line items on the unaudited condensed consolidated statements of operations. Therefore, the exploration line items shown in the reconciliation above will vary from the amount shown on the unaudited condensed consolidated statements of operations for the component of stock-based compensation expense recorded to exploration expense.

(3) For the periods presented, amounts exclude certain capital expenditures related to unsuccessful exploration activity.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2024

Reconciliation of Net Income to Adjusted Net Income (1)
(in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Net income (GAAP)	$210,293	$149,874	$341,492	$348,426
Net derivative (gain) loss	(12,118)	(11,674)	16,027	(63,003)
Net derivative settlement gain	16,523	15,636	29,797	20,712
Other, net	823	1,079	1,420	927
Tax effect of adjustments (2)	(1,134)	(1,094)	(10,252)	8,976
Adjusted net income (non-GAAP)	$214,387	$153,821	$378,484	$316,038

Diluted net income per common share (GAAP)	$1.82	$1.25	$2.94	$2.88
Net derivative (gain) loss	(0.10)	(0.10)	0.14	(0.52)
Net derivative settlement gain	0.14	0.13	0.26	0.17
Other, net	—	0.01	0.01	0.01
Tax effect of adjustments (2)	(0.01)	(0.01)	(0.09)	0.07
Adjusted net income per diluted common share (non-GAAP)	$1.85	$1.28	$3.26	$2.61

Basic weighted-average common shares outstanding	114,634	119,408	115,138	120,533
Diluted weighted-average common shares outstanding	115,715	120,074	116,092	121,175

Note: Amounts may not calculate due to rounding.

(1) See "Definitions of non-GAAP Measures and Metrics as Calculated by the Company" above.
(2) The tax effect of adjustments for each of the three and six months ended June 30, 2024, and 2023, was calculated using a tax rate of 21.7%. This rate approximates the Company's statutory tax rate for the respective periods, as adjusted for ordinary permanent differences.

Reconciliation of Total Principal Amount of Debt to Net Debt (1)
(in thousands)
As of June 30, 2024
Principal amount of Senior Notes (2)	$1,585,144
Revolving credit facility (2)	—
Total principal amount of debt (GAAP)	1,585,144
Less: Cash and cash equivalents	487,869
Net Debt (non-GAAP)	$1,097,275

(1) See "Definitions of non-GAAP Measures and Metrics as Calculated by the Company" above.
(2) Amounts are from Note 5 - Long-Term Debt in Part I, Item I of the Company's Form 10-Q as of June 30, 2024.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2024

Adjusted Free Cash Flow (1)
(in thousands)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Net cash provided by operating activities (GAAP)	$476,382	$383,251	$752,382	$714,885
Net change in working capital	(50,215)	(21,780)	47,473	4,436
Cash flow from operations before net change in working capital (non-GAAP)	426,167	361,471	799,855	719,321

Capital expenditures (GAAP)	322,684	309,334	655,049	550,046
Changes in capital expenditure accruals	5,078	(42,653)	(21,491)	24,220
Capital expenditures before changes in accruals (non-GAAP)	327,762	266,681	633,558	574,266

Adjusted free cash flow (non-GAAP)	$98,405	$94,790	$166,297	$145,055

(1) See "Definitions of non-GAAP Measures and Metrics as Calculated by the Company" above.